EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent the incorporation by reference in Amendment No.1 to Registration Statement No.333-44095 of American Banknote Corporation on Form S-3 of our report dated March 17, 1998, included in the Annual Report on Form 10-K of American Banknote Corporation for the year ended December 31, 1997 and to the reference to us under the headings "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
March 30, 1998
New York, New York